EXHIBITS to ITEM 77Q

77Q(e) Form of Amended Schedule A Summary to the Investment Sub-Advisory Agreement for ABN AMRO Mid Cap Fund between Chicago Capital Management, Inc. and Talon Asset Management, Inc. was filed as part of ABN AMRO Funds' Post-Effective Amendment No. 47 on February 28, 2003 and is incorporated by reference to this filing.